OMB APPROVAL
OMB Number: 3235-0066 Expires: August 31, 2010 Estimated average burden hours per response…24.00

As filed with the Securities and Exchange Commission on April 8, 2010

Registration No. 333-37196

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO

FORM S-8

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

OPENTV CORP.

(Exact name of registrant as specified in its charter)

British Virgin Islands	98-0212376
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

275 Sacramento Street

San Francisco, California 94111

(415) 962-5000

(Address and telephone number of principal executive offices)

2000 OpenTV Corp. Exchange Plan

1999 OpenTV Corp. Share Option/Share Issuance Plan

1999 OpenTV, Inc. Employee Stock Purchase Plan

(Full title of the plan)

Mark Beariault, Esq. OpenTV Corp. 275 Sacramento Street San Francisco, California 94111 (415) 962-5000 (Name, address and telephone number of agent for service)	Copy to: Lee D. Charles., Esq. Baker Botts L.L.P. 30 Rockefeller Plaza New York, New York 10112 (212) 408-2500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

TERMINATION OF REGISTRATION:

This Post-Effective Amendment No. 2 amends the Registration Statement on Form S-8 (Registration No. 333-37196) (the “Registration Statement”) of OpenTV Corp. (the “Company”), which was filed with the Securities and Exchange Commission and became effective on May 17, 2000, as amended by Amendment No. 1, dated May 22, 2000. The Registration Statement relates to the registration of securities issuable pursuant to the following plans: 2000 OpenTV Corp. Exchange Plan, 1999 OpenTV Corp. Share Option/Share Issuance Plan and 1999 OpenTV, Inc. Employee Stock Purchase Plan

This Post-Effective Amendment No. 2 to the Registration Statement deregisters all of the Class A ordinary shares, no par value per share, of the Company registered for issuance under the Registration Statement that remain unsold as of the date hereof and the Company hereby terminates the effectiveness of the Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Francisco, state of California, on April 8, 2010.

OPENTV CORP.

By:	/s/ Nigel (Ben) Bennett
Name:	Nigel (Ben) Bennett
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this post-effective amendment to the registration statement has been signed by the following persons (which persons constitute a majority of the Board of Directors) in the capacities and on the dates indicated:

Name	Title	Date

/s/ André Kudelski André Kudelski	Executive Chairman and Director	April 6, 2010

/s/ Nigel (Ben) Bennett Nigel (Ben) Bennett	Chief Executive Officer and Director	April 8, 2010

/s/ Paul Auvil Paul Auvil	Director	April 2, 2010

/s/ Joseph Deiss Joseph Deiss	Director	April 6, 2010

/s/ Lucien Gani Lucien Gani	Director	April 1, 2010

/s/ Jerry Machovina Jerry Machovina	Director	April 7, 2010

/s/ Alex Osadzinski Alex Osadzinski	Director	April 6, 2010

/s/ Pierre Roy Pierre Roy	Director	April 6, 2010

/s/ Mauro Saladini Mauro Saladini	Director	April 6, 2010

/s/ Claude Smadja Claude Smadja	Director	April 1, 2010

/s/ Shum Mukherjee Shum Mukherjee	Chief Financial Officer	April 8, 2010